Exhibit 99.2
April 20, 2000


TO:      Members of the Financial Community

SUBJECT: 2000 First Quarter Results


DUKE ENERGY EARNINGS PER SHARE

Duke Energy Corporation earned $1.06 per share for the first quarter of 2000. Earnings per share for the first quarter last year were $0.83, excluding the extraordinary gain of $1.82 on the sale of the Midwest Pipelines. Earnings before interest and taxes (EBIT) for the first quarter of 2000 were $859 million, a 26% increase over the same period last year.

Strong earnings results for the quarter were driven by significant growth in the Energy Services and Field Services business segments. The Energy Services group as a whole increased its EBIT by 380%. This substantial earnings growth resulted from both acquisitions and strategic sales of assets. Also contributing to the strong growth was Field Services, which saw a 475% growth in EBIT, benefiting from much improved natural gas liquids (NGL) prices and the acquisition of UPFuels last year. Duke Ventures grew its earnings by 31%, while the Northeast Pipelines increased earnings more than 10% as a result of increased earnings from expansion projects. Franchised Electric benefited from strong sales to residential and commercial customers this quarter to increase its EBIT by more than 8%.

A detailed reconciliation of Earnings per Share for the first quarter is attached.

FIELD SERVICES

EBIT for the first quarter of 2000 was $69 million, up from $12 million last year. The significant growth in EBIT is primarily a result of the UPFuels acquisition and several other asset purchases since the first quarter of 1999. Field Services continued to enjoy strong NGL prices, which averaged $0.50 per gallon this quarter compared to $0.23 for the first quarter last year.

During the quarter, Field Services acquired by transfer from Duke Energy the general partnership interest and responsibility of TEPPCO Partners, L.P. On March 31, 2000, Field Services completed the combination of its assets with Phillips Petroleum's gas gathering, processing and marketing unit to form a new company, also called Duke Energy Field Services (DEFS). Field Services also closed on March 31 the acquisition of gathering and processing assets in Central Oklahoma from Conoco Inc. and Mitchell Energy & Development Corporation.

An analysis of Field Services' margins by contract type is attached.

NORTH AMERICAN WHOLESALE ENERGY

North American Wholesale Energy, which is primarily Duke Energy North America
(DENA), reported EBIT of $56 million for the first quarter of 2000, compared to $27 million for the same period last year. The $63 million gain on the sale of the Hidalgo generation facility was partially offset by reduced earnings from the California generation facilities and increased development costs.

Duke Energy North America continued to demonstrate its ability to actively manage its energy portfolio to capture market premiums and recycle capital to achieve higher expected returns. Proceeds from the sale of its remaining 78.5 percent ownership in the Hidalgo Energy Project have been deployed to three new construction projects, the Hinds and Attala projects in Mississippi and the McClain project in Oklahoma. These three projects are expected to be in operation by June 2001.

INTERNATIONAL ENERGY

International Energy, comprised of the regional energy businesses of Duke Energy International (DEI), reported first quarter EBIT of $102 million. EBIT for the first quarter of 1999 was $(1) million. The significant increase in EBIT was attributable to new earnings from acquisitions in Australia and Latin America and a $54 million gain on sale of the LNG ships.

During the quarter, DEI continued to build its regional energy business in Latin America by acquiring an additional 51% of Paranapanema, a Brazilian generating company, and closing on the purchase of generating assets in Argentina. In Australia, construction on the Eastern Gas Pipeline is more than 75% complete and still on track to be in service by September 2000. DEI also announced its first acquisition in Europe by purchasing from ExxonMobil, its natural gas marketing company in the Netherlands. DEI plans to expand its European operations into both gas and power trading in the near future.

TRADING AND MARKETING

Trading and Marketing reported EBIT of $22 million, an increase of $4 million compared to the first quarter last year. This quarter's positive results were largely due to increased earnings from new acquisitions and new businesses, partially offset by lower financial trading margins.

Duke Energy Merchants continued to grow its commodity portfolio by acquiring Northridge Energy, a West Coast refined products trader. DEM also made equity investments in Canadian 88, securing additional equity gas, and Agrifos Fertilizer, adding another commodity to the trading portfolio. Trading and Marketing continued to expand its long-term origination business by entering into agreements with Irving Oil, Detroit Edison and Northeast Utilities.

OTHER ENERGY SERVICES

Other Energy Services, comprised of Duke/Fluor Daniel, Duke Engineering & Services (DE&S), and DukeSolutions, reported first quarter EBIT of $7 million, a $12 million increase over the same period last year. Earnings growth resulted from increased earnings from new projects and decreased operating expenses.

DukeSolutions turned earnings positive at the end of the first quarter. DE&S signed contracts this quarter to provide engineering services to Texas Utilities' Comanche Peak Nuclear Station and operation services at the High Flux Isotope Reactor at the Oak Ridge National Laboratory. Duke/Fluor Daniel has more than 10,000 MW under contract with both Duke Energy businesses and outside parties, maintaining its leadership position in the fossil-fuel generation construction business.

NATURAL GAS TRANSMISSION

Natural Gas Transmission's EBIT for the first quarter of 2000 was $152 million. EBIT for the first quarter of 1999 was $138 million, excluding $70 million attributable to the Midwest Pipelines, which were sold in the first quarter of 1999. The $14 million increase primarily resulted from additional earnings from the East Tennessee acquisition and successful market expansion projects.

During the quarter, Duke Energy acquired the East Tennessee Natural Gas Company, which will integrate with the Texas Eastern system. The gas demand in this region is growing at a faster pace than the national average and East Tennessee is well positioned to serve this growing market for both consumers and electric generation. Also during the quarter, Duke Energy entered into a 50/50 partnership with The Williams Cos. to jointly develop, construct and operate the Buccaneer Gas Pipeline Project to serve the growing Florida market. This pipeline will cross the Gulf of Mexico from Alabama to Central Florida.

FRANCHISED ELECTRIC

EBIT for Franchised Electric was $441 million for the first quarter of 2000, a $34 million increase over last year primarily driven by increased sales to new and existing retail customers. Electric Transmission is included with Duke Power for financial reporting purposes.

Increased sales to retail customers boosted total kilowatt-hour sales for the quarter by 5.2%. Sales to general service and residential customers increased 5.7% and 4.5%, respectively. Total industrial sales declined slightly, by 0.2%, during the quarter. The average number of customers for the quarter increased 2.6%.

Heating degree hours were 3.7% lower than in the first quarter last year. Nuclear outage days for the first quarter of 2000 totaled 45, compared to 26 for the same period last year. Capacity utilization of our nuclear facilities was 94%, compared to 98% last year.

DUKE VENTURES

The Duke Ventures business segment, comprised of Crescent Resources, DukeNet Communications and Duke Capital Partners, reported EBIT of $17 million for the first quarter of 2000, an increase of $4 million over the same period last year. The increase in EBIT is primarily due to reduced operating losses for the PCS business at DukeNet Communications.

During the quarter, Duke Energy announced the formation of Duke Capital Partners, a wholly owned finance company that will provide lending, investment banking and asset management services to the wholesale and commercial energy markets. The new entity will focus on serving the financing needs of customers and partners of Duke Energy businesses. Also during the quarter, DukeNet Communications, the telecommunications business of Duke Energy, announced plans to expand its 11,500-mile fiber optic cable network to a national network through interconnect agreements to deliver bandwidth capacity to major commercial customers.

CONFERENCE CALL NOTICE

Today at 2:00 p.m. EDST, Rick Priory, Chairman, President and CEO, and Rich Osborne, Executive Vice President and Chief Financial Officer, will hold a conference call to review First Quarter 2000 earnings. A question and answer session will follow.

Please dial (800/946-0712) or for international callers (719/457-2641) with confirmation code 852156. Please call at least 5 to 10 minutes prior to 2:00 p.m. EDST. A playback of the call will be available through May 1, 2000 and can be heard by calling (888/203-1112) or (719/457-0820) for international callers with the code for both being 852156.

In addition, you will be able to participate in a live webcast of today's conference call. Go to the company's website, www.duke-energy.com and follow the instructions. By accessing the website, interested parties may see slides and listen to the audio of the conference call but will be unable to ask questions. You must dial into the conference call number listed above if you would like the opportunity to participate in the question and answer portion of the conference call.

If you have any questions about these or other matters, please call John Arensdorf (704/382-5087) or me (704/382-8695).




Sue Becht
Vice President, Investor Relations

DUKE ENERGY CORPORATION
RECONCILIATION OF CONSOLIDATED EARNINGS


                                                         1ST QTR
                                                        --------
1999 EARNINGS PER SHARE                                $    2.65
*Extraordinary gain on sale of Midwest Pipelines           (1.82)
                                                        --------
1999 EPS BEFORE EXTRAORDINARY ITEM                          0.83

1999 RECONCILING ITEMS:
-----------------------
1Q Earnings from Midwest Pipelines                         (0.12)
1Q Gain on sale of Mecklenburg Cogen facility              (0.01)

2000 RECONCILING ITEMS:
-----------------------

Franchised Electric:     Increased electric sales, net
                         of fuel and purchased power        0.06

Gas Transmission:        Increased earnings from
                         expansion projects                 0.03

Field Services:          Increased in NGL pricing, net
                         of hedging                         0.05
                         Increased earnings from
                         acquisitions                       0.05

Trading and Marketing:   Increased earnings from new
                         business                           0.05
                         Decreased financial trading
                         margins                           (0.04)

North American           Monetization of power positions    0.12
Wholesale Energy:        Decreased earnings from
                         California assets                 (0.03)
                         Increased development costs       (0.02)

International Energy:    Increased earnings from new
                         acquisitions                       0.08
                         Gain on sale of LNG ships          0.09

Other Energy Services:   Increased earnings from new
                         projects                           0.01
                         Decreased operating expenses       0.01

Duke Ventures:           Reduced operating loss at DukeNet
                         Communications                     0.01

Other Items:             Increased interest expense        (0.09)
                         Increased interest on trust
                         preferred securities              (0.02)
                         Decrease in Minority Interest
                         Expense                            0.02
                         Other reconciling items, net      (0.02)
                                                        --------

FIRST QUARTER 2000 EARNINGS PER SHARE                  $    1.06
                                                        ========

                           DUKE ENERGY FIELD SERVICES
                      GAS VOLUME / MARGIN BY CONTRACT TYPE

BASIS OF PRESENTATION:
   Margins for POP (Percentage of Proceeds) and Keepwhole contracts are stated on the basis of the natural gas feedstock used in our processing activity.

                                                                      2000         1999         1999         1999        1999
                                                                     Qtr 1        Qtr 4        Qtr 3        Qtr 2       Qtr 1
                                                                     -----        -----        -----        -----       -----
CONTRACT TYPE:
POP:                       Gas Volume - TBtu/d                         2.1          2.1          2.2          2.2         1.2
  (Long NGL/Long gas)      Margin (Dollars in Millions)            $  78.7      $  70.3      $  66.5      $  49.0     $  23.2
                           Margin/MMbtu                            $  0.40      $  0.36      $  0.32      $  0.25     $  0.21

KEEPWHOLE:                 Gas Volume - TBtu/d                         1.8          1.7          1.5          1.5         1.0
  (Long NGL/Short gas)     Margin (Dollars in Millions)            $  57.4      $  38.4      $  31.7      $  20.1     $   6.0
                           Margin/MMbtu                            $  0.35      $  0.24      $  0.23      $  0.15     $  0.07

FEE: GAS                   Gas Volume - TBtu/d                         4.7          4.5          4.5          4.6         2.5
 (Primarily gathering      Margin (Dollars in Millions)            $  49.0      $  47.4      $  47.3      $  45.4     $  26.5
    & transport)           Margin/MMbtu                            $  0.12      $  0.12      $  0.11      $  0.11     $  0.12

FEE: NGL                   NGL Volume - MBbl/day (7)                 175.4        164.8        170.3        159.6        30.2
  (NGL transport &         Margin (Dollars in Millions)            $  11.4      $  12.0      $  15.8      $  11.1     $   1.9
     fractionation)        Margin/Gallon                           $  0.02      $  0.02      $  0.02      $  0.02     $  0.02

NGL MARKETING              Margin (Dollars in Millions)            $  19.9      $   4.9      $   4.6      $   5.3     $   1.1

OTHER:                     Margin (Dollars in Millions) (4),(5)    $   8.3      $   6.8      $   1.7      $   0.6     $   6.5
                                                                   -------      -------      -------      -------     -------
                             TOTAL MARGIN                          $ 224.6      $ 179.8      $ 167.5      $ 131.5     $  65.2

                           Direct Operating and G&A Expense        $ (77.8)     $ (73.6)     $ (69.0)     $ (63.6)    $ (45.0)
                           DD&A                                    $ (37.3)     $ (38.9)     $ (34.8)     $ (35.5)    $ (19.8)
                           Other Income (6)                        $ (40.8)     $ (19.6)     $ (15.2)     $   3.6     $  11.4
                                                                   -------      -------      -------      -------     -------
                             EBIT - Field Services                 $  68.7      $  47.7      $  48.5      $  36.0     $  12.0

                           Total Gas Volume per above (TBtu/d)         8.6          8.3          8.2          8.3         4.7
                           Volumes Doublecounted (TBtu/d)             (2.6)        (2.4)        (2.4)        (3.0)       (1.3)
                                                                   -------      -------      -------      -------     -------
                           Reported Gas Volumes (TBtu/d)               6.0          5.9          5.8          5.3         3.4

                           NYMEX HENRY HUB (1)                     $  2.52      $  2.59      $  2.59      $   2.14    $  1.75
                           WGHTD AVG NGL PRICE (2)                 $  0.50      $  0.41      $  0.40      $   0.31    $  0.23
                           FRAC SPREAD (3)                         $  3.32      $  2.20      $  2.07      $   1.49    $  0.95

FOOTNOTES:
  (1)  Represents last day closing of Nymex Henry Hub.
  (2)  Represents monthly average Belvieu and Conway pricing weighted with the Company's NGL component mix.
  (3)  Represents the difference between an average mmbtu price of five representative pipeline indices and the
        Company's weighted average NGL price per gallon converted to an Mmbtu price equivalent.
  (4)  The margins associated with the Company's joint ventures are allocated to the proper Contract Type above;
        the Operating, G&A, and Depreciation expenses associated with these joint ventures are included in "Other".
  (5)  "Other" includes Condensate Sales, Helium Margin, Operating Costs /G&A/Depreciation related to Joint Ventures, and other miscellaneous items.
  (6)  "Other Income" includes earnings from TEPPCO, risk management activity, and gain/(loss) on asset sales.
  (7)  This volume represents equity and third party volumes transported on the Company's liquid pipeline assets and fractionated volume associated with our 'non-operating' interest in certain facilities at Mont Belvieu.

                                                    MARCH 2000
                                               QUARTERLY HIGHLIGHTS
                                                   (UNAUDITED)
                                                                                         THREE MONTHS ENDED
                                                                                              MARCH 31,
                                                                                   --------------------------------
(IN MILLIONS, EXCEPT WHERE NOTED)                                                      2000               1999
-------------------------------------------------------------------------------------------------------------------
COMMON STOCK DATA
  Earnings Per Share (before extraordinary item)
     Basic                                                                              $   1.06             $ 0.83
     Dilutive                                                                               1.06               0.83
  Earnings Per Share
     Basic                                                                                  1.06               2.65
     Dilutive                                                                               1.06               2.64
  Dividends Per Share                                                                       0.55               0.55
  Actual Shares Outstanding                                                                 367                364
  Weighted Average Shares Outstanding
     Basic                                                                                  367                363
     Dilutive                                                                               367                364

-------------------------------------------------------------------------------------------------------------------
INCOME
  Operating Revenues                                                                     $ 7,236            $ 4,178
  Earnings Before Interest and Taxes (EBIT)                                                  859                683
  Interest Expense                                                                           185                132
  Minority Interests (a)                                                                      31                 35
  Income Taxes                                                                               250                209
  Extraordinary Gain                                                                           -                660
  Net Income                                                                                 393                967
  Preferred Stock Dividends and Redemption Premiums                                            5                  5
  Earnings Available for Common Stockholders                                              $  388             $  962

-------------------------------------------------------------------------------------------------------------------
CAPITALIZATION
  Common Equity                                                                              41%                51%
  Minority Interest                                                                           5%                 1%
  Preferred Stock                                                                             1%                 2%
  Trust Preferred Securities                                                                  6%                 5%
  Total Debt                                                                                 47%                41%

-------------------------------------------------------------------------------------------------------------------
SEC Fixed Charges Coverage                                                                   4.2                4.6
Total Debt                                                                              $ 10,787            $ 7,230
Book Value Per Share                                                                       25.18              24.07

-------------------------------------------------------------------------------------------------------------------
CAPITAL AND INVESTMENT EXPENDITURES
  Franchised Electric                                                                     $  177             $  125
  Natural Gas Transmission                                                                   428                 42
  Field Services                                                                             128              1,445
  Trading and Marketing                                                                       97                  5
  North American Wholesale Energy                                                            238                 86
  International Energy                                                                       447                296
  Other Energy Services                                                                       11                  8
  Duke Ventures                                                                               64                 64

-------------------------------------------------------------------------------------------------------------------
EBIT BY BUSINESS SEGMENT
  Franchised Electric                                                                    $   441            $   407
  Natural Gas Transmission                                                                   152                208
  Field Services                                                                              69                 12
  Trading and Marketing                                                                       22                 18
  North American Wholesale Energy                                                             56                 27
  International Energy                                                                       102                 (1)
  Other Energy Services                                                                        7                 (5)
  Duke Ventures                                                                               17                 13
  Other Operations                                                                           (13)               (17)
                                                                                   -------------       ------------
Total Segment EBIT                                                                           853                662
  EBIT attributable to Minority Interests                                                      6                 21
                                                                                   -------------       ------------
Total EBIT                                                                               $   859            $   683
                                                                                   =============       ============

-------------------------------------------------------------------------------------------------------------------

(a) Includes expense related to the Trust Preferred Securities of $27 million and $18 million for the three months ended March 31, 2000 and 1999, respectively.

                                   MARCH 2000
                              QUARTERLY HIGHLIGHTS
                                  (unaudited)



                                                       Three Months Ended
                                                            March 31,
                                                  ----------------------------
(In millions, except where noted)                      2000           1999
--------------------------------------------------------------------------------
FRANCHISED ELECTRIC
 Operating Revenues                               $     1,115     $     1,061
 Operating Expenses                                       693             675
 Other Income (Expenses)                                   19              21
                                                  -----------     -----------
 EBIT                                             $       441     $       407
                                                  -----------     -----------
 Sales, GWh                                            20,554          19,537

--------------------------------------------------------------------------------
NATURAL GAS TRANSMISSION
 Operating Revenues                               $       286     $       402
 Operating Expenses                                       146             202
 Other Income (Expenses)                                   12               8
                                                  -----------     -----------
 EBIT                                             $       152     $       208
                                                  -----------     -----------
Throughput, TBtu                                          505             811

--------------------------------------------------------------------------------
FIELD SERVICES
 Operating Revenues                               $     1,466     $       344
 Operating Expenses                                     1,393             332
 Other Income (Expenses)                                   (4)              -
                                                  -----------     -----------
 EBIT                                             $        69     $        12
                                                  -----------     -----------
Natural Gas Gathered and Processed/
Transported, TBtu/day                                     6.0             3.4
Natural Gas Liquids Production, MBbl/d                  231.2           107.6
Natural Gas Marketed, TBtu/day                            0.5             0.4
Average Natural Gas Price per MMBtu               $      2.52     $      1.75
Average Natural Gas Liquids Price per Gallon      $      0.50     $      0.23

--------------------------------------------------------------------------------
TRADING AND MARKETING
 Operating Revenues                               $     4,431     $     2,286
 Operating Expenses                                     4,414           2,257
 Other Income (Expenses)                                    2               4
 Minority Interest Expense (Benefit)                       (3)             15
                                                  -----------     -----------
 EBIT                                             $        22     $        18
                                                  -----------     -----------
Natural Gas Marketed, TBtu/day                           12.0            11.0
Electricity Marketed, GWh                              50,353          21,837

--------------------------------------------------------------------------------
NORTH AMERICAN WHOLESALE ENERGY
 Operating Revenues                               $       142     $        81
 Operating Expenses                                        84              53
 Other Income (Expenses)                                    2               3
 Minority Interest Expense                                  4               4
                                                  -----------     -----------
 EBIT                                             $        56     $        27
                                                  -----------     -----------
Proportional MW Capacity Owned (a)                      6,889           5,012
Estimated Proportional Investment In
 Project Net Assets (a)                           $     1,606(b)  $     1,502(b)

--------------------------------------------------------------------------------
INTERNATIONAL ENERGY
 Operating Revenues                               $       154     $        45
 Operating Expenses                                       115              48
 Other Income (Expenses)                                   68               4
 Minority Interest Expense                                  5               2
                                                  -----------     -----------
 EBIT                                             $       102     $        (1)
                                                  -----------     -----------
 Proportional MW Capacity Owned (a)                     4,205             906
 Proportional Maximum Pipeline Capacity, MMcf/d (a)       332             332
 Estimated Proportional Investment in Project
   Net Assets (a)                                 $     2,882(c)  $       588(c)

--------------------------------------------------------------------------------
OTHER ENERGY SERVICES
 Operating Revenues                               $       275     $       154
 Operating Expenses                                       268             159
                                                  -----------     -----------
 EBIT                                             $         7     $        (5)
                                                  -----------     -----------
--------------------------------------------------------------------------------
DUKE VENTURES
 Operating Revenues                               $        34     $        26
 Operating Expenses                                        17              13
                                                  -----------     -----------
 EBIT                                             $        17     $        13
                                                  -----------     -----------
--------------------------------------------------------------------------------

(a) Includes under construction or under contract.
(b) Includes total proportional estimated costs to complete projects under construction or contract of $542 million and $490 million as of March 31, 2000 and 1999, respectively.
(c) Includes total proportional estimated costs to complete projects under construction or under contract of $90 million and $259 million as of March 31, 2000 and 1999, respectively.